EXHIBIT 31.1

RULE 13a-14(a) CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Friedhelm Blobel, Ph.D., certify that:

1.	I have reviewed this Amendment to Annual Report on Form 10-K/A of SciClone Pharmaceuticals, Inc. (the registrant); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2009	/S/ FRIEDHELM BLOBEL, PH.D.
Friedhelm Blobel, Ph.D. Chief Executive Officer